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                                                                   Exhibit 10(c)

                         AMENDMENT NO. 1 TO AMENDED AND
                         RESTATED EMPLOYMENT AGREEMENT
                         ------------------------------

       This Amendment No. 1 to the Amended and Restated Employment Agreement ("Agreement"), dated as of December 31, 1997, by and between Cleveland-Cliffs Inc, an Ohio Corporation ("Cleveland-Cliffs"), and John S. Brinzo, Social
Security No.                , who is currently President and Chief Executive
Officer (the "Executive"), amends the Agreement, dated as of June 30, 1997, as follows:

       Section 5(a)(i) is amended by restating the last paragraph thereof to read as follows:

       For purposes of this Agreement, Average Incentive Pay for any 12-month period shall mean an amount which is the greater of (III) the sum of (aa) the average amount of payments to the Executive under the Management Performance Incentive Plan ("MPIP"), plus (bb) the average value (determined as of the Change of Control) of the target awards granted to the Executive under the Long-Term Performance Share Program ("LTPSP") in each case for the three calendar years immediately prior to the Termination Date, or (IV) the sum of (cc) the amount of the most recent payment to the Executive under the MPIP, plus (dd) the value (determined as of the Change of Control) of the most recent grant to the Executive under the LTPSP; provided, however, that for any Termination Date occurring prior to the payment by Cleveland-Cliffs to Executive of a 100% target bonus under the MPIP for the position of President and Chief Executive Officer, and the grant by the Compensation Committee to Executive of a 100% target performance share grant under the LTPSP for the position of President and Chief Executive Officer, respectively, Average Incentive Pay shall be the sum of (ee) the MPIP bonus target and
       (ff) the LTPSP target award in each case for the position of President and Chief Executive Officer.

       IN WITNESS WHEREOF, Cleveland-Cliffs has caused this Amendment No. 1 to the Agreement to be executed on its behalf by its duly authorized representative and Executive has hereunto set his hand, all as of the date and year first above written.

                                               CLEVELAND-CLIFFS INC

                                               By: /s/ John C. Morley
                                                   ----------------------------
                                                       JOHN C. MORLEY

                                               Its:  Chairman, Compensation and
                                                       Organization Committee


                                                   /s/ John S. Brinzo
                                                   -----------------------------
                                                       JOHN S. BRINZO